EXHIBIT 99.1

ASHFORD HOSPITALITY PRIME
Third Quarter 2016 Conference Call
November 3, 2016
10:00 a.m. CT

Introductory Comments - Marilynn Meek

Good day everyone and welcome to today's conference call to review results for Ashford Hospitality Prime for the third quarter of 2016 and to update you on recent developments. On the call today will be: Monty Bennett, Chairman and Chief Executive Officer; Douglas Kessler, President; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, Executive Vice President of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous assumptions, uncertainties, and known or unknown risks, which could cause actual results to differ materially from those anticipated. These risk factors are more fully discussed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company's earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on November 2, 2016 and may also be accessed through the Company's website at www.AHPREIT.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release.

I will now turn the call over to Monty Bennett. Please go ahead sir.

Introduction - Monty Bennett
Good morning and thank you for joining us. We are excited to update you on recent progress we have made on several fronts. Yesterday, we announced the appointment of a new CEO, we recently announced some very well-received corporate governance enhancements, we’ve added a great independent director in Ken Fearn to our board, and the execution of our strategic initiatives has been successful. We’ve also had strong performance from our hotel portfolio. Our RevPAR grew 4.3% in the third quarter which significantly outperformed both the industry and our peers. We believe this performance speaks to the quality of our portfolio and highlights our asset management team’s ability to drive results at our properties.
Our management team’s sole focus is to maximize shareholder value and deliver superior total shareholder returns for our investors. With our industry-leading insider ownership, which currently stands at 16% versus a peer average of 2%, we are highly incentivized to outperform and highly aligned with our shareholders. We also have an advisory agreement with Ashford Inc. that creates further alignment through its fee structure by incentivizing this management team to create value and outperform its peers. I believe these factors create a structure that makes us more aligned than all internally managed companies, and our outperformance is evidence of that.

As announced on our last conference call, in addition to advancing our strategic initiatives, we are moving forward on several corporate governance enhancements based on feedback from our investors. The governance committee and Board, in consultation with outside advisers, have approved several shareholder friendly policies. These enhancements include: 1) Adopting a majority voting standard for the election of directors, 2) Providing proxy access to shareholders, 3) Prohibiting share recycling in the Company’s stock plan, 4) Adopting mandatory equity award retention periods for Officers and Directors, 5) Separating the role of the Chairman and CEO, and 6) Adding one or more additional independent directors to the Board. In furtherance of these enhancements, we were pleased to announce that Ken Fearn has joined the Board of Directors, bringing the total number of directors to eight and the total number of independent directors to six. Ken brings over 21 years of real estate and hospitality experience to our Board. Currently, he is the founder and Managing Partner of Integrated Capital, a private equity real estate firm with a focus on hospitality assets in markets in the U.S. Prior to founding Integrated Capital, he was Managing Director and Chief Financial Officer of Maritz, Wolff & Co., a private equity firm engaged in real estate acquisition and development that managed three private equity investment funds totaling $500 million focused on acquiring luxury hotels and resorts. Prior to Maritz, Wolff, he was with McKinsey & Company in Los Angeles, where he worked with Fortune 200 companies to address issues of profitability and develop business strategies. Ken has served on the Marriott International Owner Advisory Board since 2006 and is an Entrepreneur in Residence at the Pillsbury Institute for Hospitality Entrepreneurship at Cornell University. We believe Ken’s extensive contacts in the hospitality and commercial real estate industries will be beneficial in his service on our Board of Directors. The Board has also been evaluating other prospective independent board candidates.
We’re also very pleased to announce a new CEO for Ashford Prime. Since inception, I have served that function, but going forward, it is going to be a separate individual, Mr. Richard Stockton, in that role. Richard brings a wealth of real estate experience and accomplishments to Ashford Prime. He spent over 15 years at Morgan Stanley in real estate investment banking where he rose from an Associate to Managing Director and regional group head. At Morgan Stanley, he was head of EMEA Real Estate Banking in London, executing business across Europe, the Middle East, and Africa, and as co-head of the Asia Pacific Real Estate Banking Group, he was responsible for a team of over 20 real estate investment bankers in Hong Kong, Singapore, Sydney and Mumbai. He left Morgan Stanley in 2013 to become President & CEO-Americas for OUE Limited, a publicly-listed Singaporean property company with over $5 billion in assets. Most recently, Richard served as Global Chief Operating Officer, Real Estate at Carval Investors, a subsidiary of Cargill with approximately $1 billion in real estate investments and operations in the U.S., Canada, United Kingdom and France. At Carval, he developed a strategic plan for their real estate business and oversaw real estate capital formation, marketing and operations while also serving as a member of the Global Real Estate Investment Committee. Richard will start with us on Monday, November 14th and we are very excited to add someone with Richard’s talent and experience to the Prime management team.
A special committee of the Board comprised of independent directors also continues to work on changes to our advisory agreement with a special committee comprised of independent directors of the Ashford Inc. Board. These potential changes involve some of the main concerns we have heard from shareholders including the size of the termination fee and the change of control provisions; however, no assurances can be given that progress will be made on these fronts. Through these discussions, the independent directors will have to balance any potential benefits to our shareholders with the potential costs and our shareholders must know that the Ashford Inc. independent directors will be focused on doing what’s best for Ashford Inc. shareholders as it relates to any modifications to the agreement.
Looking to the future of our Company, our Board is fully cognizant that we either need to sell the entire Company at an attractive net price or grow our business in order to maximize value for our shareholders.

As you are aware, and as discussed in depth on our last call, we received an unsolicited offer from the Weisman Group to purchase Ashford Prime for a net price of $20.58 per share. The Board finds that value attractive to shareholders and is still interested in pursuing this transaction. At this point with the Weisman Group we have been unable to sign a non-disclosure agreement similar to what other parties have signed and what we believe to be market. However, we remain willing to engage with the Weisman Group or other bidders at prices that we find attractive for our shareholders. In the meantime, we will continue to focus our energies on maximizing shareholder value by executing our business strategy to find accretive opportunities to grow the Company’s platform.
In conclusion, I would like to point out that since announcing in April our strategic initiatives designed to enhance stockholder value, and based on our progress in those initiatives, our stock price has outperformed our peers by nearly 20% as of yesterday’s close. Additionally, private market values have continued to come down since last year which has substantially closed the gap between our private market and public market values.
I will now turn the call over to Deric to review our third quarter financial performance.

Financial Review -Deric Eubanks
Thank you, Monty.

For the third quarter of 2016, we reported Net income attributable to common stockholders of $15.9 million or $0.55 per diluted share.

For the quarter, we reported AFFO per diluted share of $0.38 compared with $0.42 for the same quarter last year.

Adjusted EBITDA totaled $22.0 million.

At quarter’s end, we had total assets of $1.3 billion. We had $769 million of mortgage debt of which $48 million related to our joint venture partner’s share of the debt on the Capital Hilton and Hilton La Jolla Torrey Pines. Our total combined debt had a blended average interest rate of 4.7% and is currently 45% fixed rate and 55% floating rate all of which have interest rate caps in place. We ended the quarter with net working capital of $145 million.

As of September 30, 2016, our portfolio consisted of 11 hotels with 3,467 net rooms.

Our share count currently stands at 30.4 million fully diluted shares outstanding which is comprised of 25.7 million shares of common stock and 4.7 million OP units. In our financial results we include approximately 3.8 million shares in our fully diluted share count associated with our Series B convertible preferred stock.

With regard to dividends, the Board of Directors declared a third quarter 2016 cash dividend of $0.12 per share or $0.48 per share on an annualized basis. The adoption of a dividend policy does not commit the Company to declare future dividends. The Board will continue to review its dividend policy on a quarter-to-quarter basis.

This concludes our financial review. I’d now like to turn it over to Jeremy to discuss our asset management activities for the quarter.

Asset Management - Jeremy Welter
Thank you, Deric.

RevPAR for our portfolio grew by 4.3% in the third quarter, outperforming the luxury segment nationally by 280 basis points and significantly outpacing our peer averages. Year-to-date EBITDA flowthrough for the portfolio is 62%. The overall portfolio grew RevPAR index by 110 basis points compared to its competitive sets. The Courtyard Philadelphia, Renaissance Tampa, and Bardessono Hotel all grew RevPAR by double digits, with 25.6%, 15.8%, and 13.7% growth, respectively, for the quarter. In doing so, the Courtyard Philadelphia and Renaissance Tampa both outperformed their respective markets, by 640 basis points for Philadelphia and 800 basis points for Tampa. At the portfolio level, demand growth was strong with occupancy at 86.9%, an increase of 150 basis points over the prior year quarter. Retail transient room nights saw the largest year-over-year occupancy growth of any segment, and group demand growth was healthy.
During the quarter, the Courtyard Philadelphia Downtown achieved 23.1% total revenue growth driven by strong group business which was highlighted by the Democratic National Convention. Anticipating elevated compression, the sales and revenue management teams were successful in driving 24.8% rate growth and 25.6% RevPAR growth during the quarter. Additionally, the hotel was able to increase profitability by growing EBITDA margin by 327 basis points.
Turning to one of our more recent acquisitions, the Bardessono Hotel in Yountville, California, which we acquired in the third quarter of 2015, had strong performance in the quarter due to strategies focused on occupancy growth, attracting more group business and cost controls. These strategies led to occupancy and RevPAR growth of 12.7% and 13.7%, respectively which translated into a 700 basis point increase in RevPAR index relative to its tract scale. In addition to the strong RevPAR growth, EBITDA flowthrough has been an impressive 283% year-to-date, and margins have increased 591 basis points during that same timeframe. In our first twelve months of ownership of the Bardessono Hotel, RevPAR increased 7.2%, Hotel EBITDA increased 33%, Hotel EBITDA Margin increased 546 basis points, and Hotel EBITDA Flow-through was 159%. These are great results that illustrate our ability to significantly and immediately improve operating performance at hotels post-acquisition. We are also pleased to announce the expansion of our ground lease to include a new parcel on the property, which will allow us to construct three new luxury villas. In conjunction with constructing the villas on the new parcel, 10 years were added to the term of the ground lease. On another note, the Bardessono was recently accepted into both American Express Fine Hotels and Virtuoso, two exclusive travel agency websites that focus on the most high-end markets.
Lastly, we are pleased with the strong performance of our recently-renovated Renaissance Tampa. From June to October 2015, the property underwent a significant renovation. Its strong post-renovation performance has validated the capital investment as, in the third quarter, occupancy grew 12.3% and rate increased 3.1%, leading to RevPAR growth of 1,400 basis points relative to its competitors. In addition to the impressive 16.3% total revenue growth, food and beverage revenue increased 6.8%, driven by a large increase in Tampa Bay Buccaneers catering revenue. Additionally, the strong revenue performance at the property has translated to the bottom line with EBITDA margins increasing 152 basis points year-to-date.
The impressive performances of these three properties continue to highlight the strength of our best-in-class asset management team.
I will now hand the call over to Douglas.

Capital Market Strategies - Douglas Kessler
Thank you, Jeremy.
As was mentioned on our last call, as part of the initiatives that resulted from our strategic review process, we announced in April that we were commencing a sales process for up to four assets that do not have the RevPAR level and product quality consistent with Prime’s long-term vision of investing in luxury assets in gateway and resort markets. On July 1, 2016, we closed on the sale of the Courtyard Downtown Seattle, at a very attractive valuation. The sales price for the hotel was $84.5 million equating to $338,000 per key, which reflected a trailing 12-month cap rate of 6.8% on net operating income and after debt paydown and other transaction costs, we realized approximately $15 million in net proceeds. The removal of this asset from the portfolio served to both increase the average RevPAR of the portfolio as well as improve the leverage ratio of the Company.
While we remain interested in selling the other three assets, at this time valuations have made completing a transaction that would be accretive to shareholders more difficult given the recent drop in private market values.
As you have now heard, this has been a very proactive quarter by our management team and Board. We are focused on maximizing value and being responsive to our shareholders. With the recent governance changes, appointment of a new CEO and independent director along with our strong operating performance we believe we are well on our way of accomplishing our goal of enhancing value.
This concludes our remarks and we will now open the call up for your questions.

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